Exhibit 99.1

FOR IMMEDIATE RELEASE

Willdan Reports First Quarter 2009 Financial Results

ANAHEIM, Calif.,—(BUSINESS WIRE)—May 14, 2009—Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), announces financial results for its first quarter ended April 3, 2009.

For the first quarter of 2009, Willdan reported total contract revenue of $17.2 million and a net loss of $0.5 million, or $0.06 per basic and diluted share.

Tom Brisbin, Willdan’s Chief Executive Officer, stated: “While we continued to realize a net loss in our first quarter, we posted our eighth consecutive quarter of positive cash flow from operations and continued to contain our costs.  The operational changes we made last year were not easy but were necessary to win new work, improve productivity and position Willdan to improve performance in 2009.”

First Quarter 2009 Results

For the first quarter of fiscal 2009, revenue was $17.2 million, down $0.6 million, or 3.3%, from revenue of $17.8 million for the comparable period last year.  On a sequential basis, revenue was down $1.8 million, or 9.3%, from the fourth quarter of 2008.  The fourth quarter of 2008 contained 14 weeks while the first quarter of 2009 contained only 13 weeks.  On a normalized basis, sequential revenue would have been down $0.4 million, or 2.4%, from the fourth quarter.  Loss from operations was $0.7 million compared to income from operations of $43,000 for the first quarter of fiscal 2008.  On a sequential basis, loss from operations was down $1.3 million, or 64.9%, over the fourth quarter of 2008.

Net loss was $0.5 million for the first quarter of fiscal 2009, compared to net income of $0.1 million for the comparable period last year and a net loss of $1.2 million on a sequential basis.

Basic and diluted loss per share for the first quarter of fiscal 2009 was $0.06 compared to basic and diluted earnings per share of $0.02 for the comparable period last year.

Willdan generated cash flow from operations of $1.6 million in the first quarter of fiscal 2009 and its balance sheet at April 3, 2009 reflected cash and cash equivalents of $10.3 million, working capital of $19.8 million and stockholders’ equity of $34.0 million.

	Three Months Ended
In thousands (except EPS data)	April 3, 2009	March 28, 2008
Revenue	$17,185	$17,776

(Loss) income from operations	(705)	43
Interest income	12	148
Interest (expense) reversal	(11)	20
Income tax (benefit) expense	(250)	95
Net (loss) income	$(454)	$116

Basic and diluted (loss) earnings per share	$(0.06)	$(0.02)

Weighted average shares outstanding:
Basic and diluted	7,169	7,155

Use of Non-GAAP Financial Measures: Adjusted EBITDA

Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure our operating performance. Willdan defines Adjusted EBITDA as net (loss) income plus net interest expense, income tax expense (benefit), depreciation and amortization, goodwill impairment expense, lease abandonment expense (recapture) and loss (gain) on sales of assets.  Willdan’s definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures.  This measure should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, or GAAP, such as net income.  Willdan believes Adjusted EBITDA enables management to separate unusual or infrequent income and expense items from its results of operations to provide a more normalized and consistent view of operating performance on a period-to-period basis.  Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.  Willdan also believes Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes from our operational results the impact of certain unusual or infrequent income and expense items, which may facilitate comparison of our results from period-to-period.

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income from operations or net income as an indicator of operating performance or any other GAAP measure.

For the three months ended April 3, 2009, Adjusted EBITDA was $(0.2) million compared to $0.5 million for the comparable period last year.

The following is a reconciliation of net (loss) income to Adjusted EBITDA:

	Three Months Ended
In thousands	April 3, 2009	March 28, 2008
Net (loss) income	$(454)	$116

Interest income	(12)	(148)
Interest expense (reversal)	11	(20)
Income tax (benefit) expense	(250)	95
Lease (recapture) abandonment	(8)	—
Depreciation and amortization	525	394
Loss on sale of assets	—	39
Adjusted EBITDA	$(188)	$476

Conference Call and Webcast

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Kimberly Gant plan to host a conference call on May 14, 2009 at 5:00 p.m. Eastern/2:00 p.m. Pacific to further discuss Willdan’s financial results and business developments.

Interested parties may access the conference call by dialing 800-762-8795 (480-629-9772 for international callers).  When prompted, ask for the “Willdan Group Investor Conference Call.”  The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through May 28, 2009, by dialing 800-406-7325 (303-590-3030 for international callers).  The replay access code is 4075889#.  The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Founded over 40 years ago, Willdan Group, Inc. is a provider of outsourced and consulting services to public agencies located primarily in California and other western states. Willdan Group, Inc. assists cities and other government agencies and, to a lesser extent, private industry and public utilities with a broad range of services, including civil engineering, building and safety services, geotechnical engineering, energy efficiency, water conservation, renewable resource strategy, financial and economic consulting, and disaster preparedness and homeland security. www.willdan.com.

Forward-Looking Statements

Safe Harbor Statement:  Statements in this press release which are not purely historical, including statements regarding Willdan Group’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the Company will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. The Company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Form 10-K annual report for the year ended January 2, 2009 filed on April 2, 2009. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan Group, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Contact:

Willdan Group, Inc.

Kimberly Gant

Chief Financial Officer

Tel: 714-940-6329

kgant@willdan.com

or

Financial Profiles, Inc.

Moira Conlon
Tel: 310-277-4907

mconlon@finprofiles.com

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	April 3, 2009	January 2, 2009
Assets

Current assets:
Cash and cash equivalents	$10,328,000	$8,144,000
Accounts receivable, net of allowance for doubtful accounts of $711,000 and $662,000 at April 3, 2009 and January 2, 2009, respectively	10,740,000	12,862,000
Costs and estimated earnings in excess of billings on uncompleted contracts	8,494,000	8,281,000
Income tax receivable	1,186,000	956,000
Other receivables	53,000	48,000
Prepaid expenses and other current assets	2,100,000	1,784,000
Total current assets	32,901,000	32,075,000

Equipment and leasehold improvements, net	2,090,000	2,377,000
Goodwill	11,151,000	11,145,000
Other intangible assets, net	1,184,000	1,367,000
Other assets	356,000	373,000
Deferred income taxes, net of current portion	233,000	233,000
Total assets	$47,915,000	$47,570,000

Liabilities and Stockholders’ Equity

Current liabilities:
Excess of outstanding checks over bank balance	$1,086,000	$448,000
Accounts payable	1,886,000	2,111,000
Purchase price payable	1,000,000	1,000,000
Accrued liabilities	5,430,000	5,253,000
Billings in excess of costs and estimated earnings on uncompleted contracts	936,000	704,000
Current portion of notes payable	53,000	52,000
Current portion of capital lease obligations	151,000	168,000
Current portion of deferred income taxes	2,519,000	2,519,000
Total current liabilities	13,061,000	12,255,000

Notes payable, less current portion	4,000	17,000
Capital lease obligations, less current portion	124,000	157,000
Deferred lease obligations	729,000	805,000
Total liabilities	13,918,000	13,234,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized: 7,188,000 and 7,164,000 shares issued and outstanding at April 3, 2009 and January 2, 2009, respectively	72,000	72,000
Additional paid-in capital	33,199,000	33,084,000
Retained earnings	726,000	1,180,000
Total stockholders’ equity	33,997,000	34,336,000
Total liabilities and stockholders’ equity	$47,915,000	$47,570,000

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	April 3, 2009	March 28, 2008

Contract revenue	$17,185,000	$17,776,000

Direct costs of contract revenue (exclusive of depreciation and amortization shown separately below):
Salaries and wages	4,790,000	5,544,000
Subconsultant services	2,426,000	1,275,000
Other direct costs	1,087,000	315,000
Total direct costs of contract revenue	8,303,000	7,134,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	5,482,000	6,442,000
Facilities and facilities related	1,138,000	1,148,000
Stock-based compensation	69,000	93,000
Depreciation and amortization	525,000	394,000
Other	2,373,000	2,522,000
Total general and administrative expenses	9,587,000	10,599,000
(Loss) income from operations	(705,000)	43,000

Other income (expense):
Interest income	12,000	148,000
Interest (expense) reversal	(11,000)	20,000
Total other income, net	1,000	168,000
(Loss) income before income tax expense	(704,000)	211,000

Income tax (benefit) expense	(250,000)	95,000
Net (loss) income	$(454,000)	$116,000

(Loss) earnings per share:
Basic and diluted	$(0.06)	$0.02

Weighted-average shares outstanding:
Basic and diluted	7,169,000	7,155,000

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	April 3, 2009	March 28, 2008
Cash flows from operating activities:
Net (loss) income	$(454,000)	$116,000
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	525,000	394,000
Lease abandonment/recapture expense	(8,000)	—
Loss on sale of equipment	—	39,000
Allowance for doubtful accounts	158,000	52,000
Stock-based compensation	69,000	93,000
Changes in operating assets and liabilities:
Accounts receivable	1,964,000	2,050,000
Costs and estimated earnings in excess of billing on uncompleted contracts	(213,000)	(967,000)
Income tax receivable	(230,000)	—
Other receivables	(5,000)	36,000
Prepaid expenses and other current assets	(316,000)	350,000
Other assets	17,000	(7,000)
Accounts payable	(225,000)	417,000
Accrued liabilities	185,000	(1,361,000)
Billings in excess of costs and estimated earnings on uncompleted contracts	232,000	(235,000)
Deferred lease obligations	(76,000)	(3,000)
Net cash provided by operating activities	1,623,000	974,000

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(55,000)	(193,000)
Payments for business acquisitions	(6,000)	—
Purchase of liquid investments	—	(7,100,000)
Proceeds from sale of liquid investments	—	4,135,000
Net cash used in investing activities	(61,000)	(3,158,000)

Cash flows from financing activities:
Changes in excess of outstanding checks over bank balance	638,000	205,000
Payments on notes payable	(12,000)	(435,000)
Principal payments on capital leases	(50,000)	(43,000)
Proceeds from sales of common stock under employee stock purchase plan	46,000	41,000
Net cash provided by (used in) financing activities	622,000	(232,000)
Net increase (decrease) in cash and cash equivalents	2,184,000	(2,416,000)
Cash and cash equivalents at beginning of the period	8,144,000	15,511,000
Cash and cash equivalents at end of the period	$10,328,000	$13,095,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$11,000	$27,000
Income taxes	2,000	385,000